FIRST AMENDMENT AGREEMENT
                          DATED AS OF NOVEMBER 30, 1998

                                      among

                               FARREL CORPORATION,

                                 FARREL LIMITED,

                               FARREL SHAW LIMITED

                                       AND

                            THE CHASE MANHATTAN BANK

                            FIRST AMENDMENT AGREEMENT

          FIRST AMENDMENT AGREEMENT (this "Agreement"), dated as of November 30, 1998, among FARREL CORPORATION, a corporation organized under the laws of Delaware, FARREL LIMITED, a corporation organized under the laws of England and Wales, FARREL SHAW LIMITED, a corporation organized under the laws of England and Wales (each a "Borrower" and, collectively, the "Borrowers") and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Bank").

          WHEREAS, the Borrowers and the Bank have entered into that certain Amended and Restated Credit Agreement, dated as of January 23, 1998 (as in effect prior to the effectiveness of this Agreement, the "Existing Credit Agreement," and, as amended by this Agreement, the "Amended Credit Agreement"), pursuant to which the Bank has extended credit to the Borrowers; and

          WHEREAS, the Borrowers and the Bank have agreed to enter this Agreement to provide for an extension of time for the availability of the Revolving Credit Commitment and modifications of certain definitions contained in the Existing Credit Agreement.

          NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               ARTICLE 1. AMENDMENTS TO EXISTING CREDIT AGREEMENT.

          Each of the Borrowers and, subject to the satisfaction of the conditions set forth in Article 3 hereof, the Bank hereby consent and agree to the amendments to the Existing Credit Agreement set forth below:

          (a) The definition of "Revolving  Credit  Termination Date" in Section
1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "Revolving Credit Termination Date" means December 31, 2002; provided that if such date is not a Banking Day, the Revolving Credit Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day); and provided further that the Bank may extend the Revolving Credit Termination Date by providing written notice to the Borrowers.

          (b) The definition of "Margin" in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Margin" means, (a) for a Variable Rate Loan, 0% and (b) for a Fixed Rate Loan, 1.25% if such Loan is a Revolving Credit Loan and 1.50% if such Loan is a Term Loan.

                   ARTICLE 2. REPRESENTATIONS AND WARRANTIES.

          Each Borrower hereby  represents and warrants that as of the Effective
Date:

          Section 2.1. EXISTING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Article 5 of the Amended Credit Agreement is true and correct in all material respects; provided that if any such representation or warranty is expressly stated to have been made as of a specific date, such representation and warranty shall be true and correct as of such specific date.

          Section 2.2. NO DEFAULTS. No event has occurred and no condition exists which would constitute a Default or an Event of Default under the Amended Credit Agreement or under any other Facility Document.

          Section 2.3. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. Each Borrower has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by each Borrower have been duly and validly authorized by all requisite corporate proceedings on the part of such Borrower and has been duly executed and delivered by such Borrower. Each of this Agreement, the Amended Credit Agreement and each other Facility Document is a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution and delivery by each Borrower of this Agreement does not, and the consummation by such Borrower of the transactions contemplated hereby and by the Amended Credit Agreement will not result in or constitute: (a) a default, breach or violation of or under its organizational documents; (b) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which such Borrower or any of its Subsidiaries is a party or by which any of their properties are bound; (c) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority by which such Borrower or any of its Subsidiaries or any of their properties are bound; (d) an event which (with notice or lapse of time or both) would permit any Person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation for money borrowed of such Borrower or any of its Subsidiaries under any agreement or commitment to which any such Person is a party or by which any such Person is bound or by which any of their properties are bound; (e) the creation or imposition of any Lien on any property of such Borrower or any of its Subsidiaries under any agreement or commitment to which such Person is a party or by which any such Person is bound or by which any of their properties are bound; or (f) an event which would require any consent under any agreement to which such Borrower is a party or by which such Borrower or any of its Subsidiaries is bound or by which any of their properties are bound.

          Section 2.4. FINANCIAL STATEMENTS. The consolidated and consolidating balance sheets of the Borrowers and their Consolidated Subsidiaries as at December 31, 1997 and September 30, 1998, and the related consolidated and consolidating statements of income, cash flows and changes in stockholders' equity of such Borrowers and Consolidated Subsidiaries for the fiscal year and nine month period, respectively, then ended, and the accompanying footnotes, together with the opinion, of the U.S. Company's independent certified public accountants with respect to such balance sheets and statements for the fiscal year ended December 31, 1997, copies of which have been furnished to the Bank, are complete and correct in all material respects and fairly present the financial condition of the Borrowers and their Consolidated Subsidiaries at such dates and the results of the operations of the Borrowers and their Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied. There are no liabilities of the Borrowers or any of their Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in such financial statements or in such notes and which would be required to be recorded in such financial statements or notes in accordance with GAAP. No information, exhibit or report furnished by the Borrowers to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since December 31, 1997, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrowers or any of their Subsidiaries, taken as a whole.

                        ARTICLE 3. CONDITIONS PRECEDENT.

          The consent and the agreement of the Bank to the amendments set forth in Article 1 are subject to the condition precedent that the Bank shall have received on or before November 30, 1998 (the "Effective Date") each of the following, in form and substance satisfactory to the Bank and its counsel:

              (1) counterparts of this Agreement executed by each of the Borrowers and the Bank;

              (2) certificates of the Secretary or Assistant Secretary of each of the Borrowers, dated the Effective Date, (i) attesting to all corporate action taken by such Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and each other document to be delivered pursuant to this Agreement, (ii) certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and each other document to be delivered by such Borrower under this Agreement and (iii) verifying that the Certificate of Incorporation (or Charter) and Bylaws of such Borrower attached thereto are true, correct and complete as of the date thereof;

              (3) certified complete and correct copies of each of the financial statements referred to in Section 2.04; and

              (4) a legal opinion of Cummings & Lockwood, U.S. counsel for Farrel Corporation, dated the Effective Date, in substantially the form of Exhibit A.

                            ARTICLE 4. MISCELLANEOUS.

          Section 4.1. DEFINED TERMS. The terms used herein and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

          Section 4.2. AMENDMENTS AND WAIVERS. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by each of the Borrowers and the Bank and any provision of this Agreement may be waived by each of the Borrowers and the Bank.

          Section 4.3. EXPENSES. The Borrowers shall reimburse the Bank on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel and costs allocated by internal legal departments, without duplication as to billable matters) in connection with the preparation of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement and any other documents prepared in connection herewith or therewith and in connection with the enforcement or preservation of any rights or remedies (including, without limitation, in connection with any restructuring or insolvency or bankruptcy proceeding).

          Section 4.4. NOTICES. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Bank and to the Borrowers by ordinary mail or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when the telecopy is transmitted to the telecopier number as aforesaid.

          Section 4.5. PAYMENT OF FEES. The Borrowers hereby agree to pay the Bank a fee of $75,000 on January 4, 1999 as consideration for the execution and delivery of this Agreement.

          Section 4.6. HEADINGS. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

          Section 4.7. SEVERABILITY. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 4.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         SECTION 4.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                     BORROWERS:

                                     FARREL CORPORATION


                                     By /s/ Rolf K. Liebergesell
                                        -------------------------------
                                        Name:   Rolf K. Liebergesell
                                        Title:  Chairman, Chief Executive
                                                Officer, and President


                                     FARREL LIMITED

                                     By /s/ Rolf K. Liebergesell
                                        -------------------------------
                                        Name:   Rolf K. Liebergesell
                                        Title:  Chairman, Chief Executive
                                                Officer, and President


                                     FARREL SHAW LIMITED

                                     By /s/ Rolf K. Liebergesell
                                        -------------------------------
                                        Name:   Rolf K. Liebergesell
                                        Title:  Chairman, Chief Executive
                                                Officer, and President


                                     BANK:

                                     THE CHASE MANHATTAN BANK

                                     By /s/ Thomas D. McCormick
                                        -------------------------------
                                        Name:   Thomas D. McCormick
                                        Title:  Vice President



                 [SIGNATURE PAGE TO FIRST AMENDMENT AGREEMENT]